Exhibit (i)(1)



                               SEWARD & KISSEL LLP
                               1200 G STREET N. W.
                             WASHINGTON, D.C. 20005

                           TELEPHONE : (202) 737-8833
                            FACSIMILE: (202) 737-5184

                                 WWW.SEWKIS.COM




                                                                October 1, 1999



Norwest Advantage Funds
Two Portland Square
Portland, Maine  04101

Ladies and Gentlemen:

     We have acted as counsel for Norwest Advantage Funds, a Delaware business trust with transferable shares (the "Trust"), in connection with the organization of the Trust, the registration of the Trust under the Investment Company Act of 1940 and the registration of an indefinite number of shares of beneficial interest of its Cash Investment Fund, Ready Cash Investment Fund, U.S. Government Fund, Treasury Plus Fund, Treasury Fund, Municipal Money Market Fund, Stable Income Fund, Limited Term Government Income Fund, Intermediate Government Income Fund, Diversified Bond Fund, Income Fund, Total Return Bond Fund, Strategic Income Fund, Limited Term Tax-Free Fund, Tax-Free Income Fund, Colorado Tax-Free Fund, Minnesota Intermediate Tax-Free Fund, Minnesota Tax-Free Fund, Moderate Balanced Fund, Growth Balanced Fund, Aggressive Balanced-Equity Fund, Index Fund, ValuGrowth Stock Fund, Diversified Equity Fund, Small Company Stock Fund, Growth Equity Fund, Large Company Growth Fund, Diversified Small Cap Fund, Small Cap Opportunities Fund, Small Company Growth Fund, International Fund, Income Equity Fund, Norwest WealthBuilder II Growth Balanced Portfolio, Norwest WealthBuilder II Growth and Income Portfolio, Norwest WealthBuilder II Growth Portfolio, Performa Strategic Value Bond Fund, Performa Disciplined
Growth Fund, and Performa Small Cap Value Fund (the "Funds") under the Securities Act of 1933. The shares of each Fund of the Trust may be offered in one or more classes in accordance with the terms of an exemptive order received from the Securities and Exchange Commission.

     As counsel for the Trust, we have participated in the preparation of the Registration Statement on Form N-1A (the "Registration Statement") and the prospectuses contained therein (the "Prospectuses") relating to such shares and have examined and relied upon such records of the Trust and such other documents, including certificates as to factual matters, as we have deemed necessary to render the opinions expressed herein.

         Based on such examination, we are of the opinion that:

1. The Trust has been duly organized and is validly existing as a business trust with transferable shares of the type commonly called a Delaware business trust.

2. The Trust is authorized to issue an unlimited number of shares. The currently issued and outstanding shares of each class of the Funds of the Trust have been validly and legally issued and are fully paid and non-assessable shares of beneficial interest of the Trust. The shares to be offered for sale by the Prospectuses have been duly and validly authorized by all requisite action of the Trustees of the Trust and no action of the shareholders of the Trust is or was required in connection therewith.

3. When the shares have been duly sold, issued and paid for, as contemplated by the Prospectuses, they will be validly and legally issued, fully paid and non-assessable by the Trust.

     Our opinion above stated is expressed as members of the bar of the District of Columbia and the State of New York. This opinion does not extend to the securities or "blue sky" laws of any state.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "Trust Counsel" in the Statement of Additional Information of the Funds.

                                                          Very truly yours,


                                                  /s/ Seward & Kissel LLP


                                                      Seward & Kissel LLP




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